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                                                                      Exhibit 99

                                                                FINAL TRANSCRIPT

(THOMSON STREETEVENTS(SM) LOGO)

CONFERENCE CALL TRANSCRIPT

WG - WILLBROS GROUP, INC. UPDATE CONFERENCE CALL

EVENT DATE/TIME: AUG. 29. 2005 / 9:00AM ET
EVENT DURATION: N/A

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                                                                FINAL TRANSCRIPT

AUG. 29. 2005 / 9:00AM, WG - WILLBROS GROUP, INC. UPDATE CONFERENCE CALL

CORPORATE PARTICIPANTS

MIKE COLLIER
Willbros Group - Investor Relations Manager

MIKE CURRAN
Willbros Group - Chairman, President & CEO

WARREN WILLIAMS
Willbros Group - CFO

CONFERENCE CALL PARTICIPANTS

NEAL DINGMAN
MS Howells - Analyst

MICHAEL CHRISTADOLOU
Analyst

STUART GOLDBERG
PSD Capital - Analyst

RAJ VENKANTARAMAN
Colden Capital - Analyst

MARTY MALLOY
Hibernia Southcoast - Analyst

LEE CURRY
Guerrilla Capital - Analyst

PRESENTATION

OPERATOR

Good morning, ladies and gentlemen, and welcome to the Willbros Group status update conference call. At this time all participants are in a listen-only mode. (Operator Instructions) As a reminder this conference is being recorded Monday August 29th 2005. I would now like to turn the conference over to Mr. Michael Collier, Investor Relations Manager. Go ahead, Sir.

MIKE COLLIER - WILLBROS GROUP - INVESTOR RELATIONS MANAGER

Good morning, and welcome to the Willbros Group Incorporated conference call. Today's Willbros management participants are Michael Curran, Chairman, President and Chief Executive Officer; Warren Williams, Chief Financial Officer, and myself, Investor Relations Manager.

This conference call is being broadcast live over the Internet and it is also being recorded. An archive of the Web-cast will be available shortly after the call on www.willbros.com and will be accessible for 12 months. A replay also will be available through the phone number provided by the Company in the August 22, 2005 press release.

Information reported on this call speaks only as of today, August 29, 2005, and therefore you are advised that time sensitive information may no longer be accurate as of the time of any replay.

Comments today contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts which address activities, events or developments the Company expects or anticipates will or may occur in the future are forward-looking statements.

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AUG. 29. 2005 / 9:00AM, WG - WILLBROS GROUP, INC. UPDATE CONFERENCE CALL

A number of risks and uncertainties could cause actual results to differ materially from the statements, including those discussed below and such things as the potential for additional investigations, fines and penalties by government agencies; the financial impact of the internal investigation, litigation that may rise from the investigation, the outcome of the SEC and Department of Justice investigations, including review and restatement of the Company's previously announced or filed financial results and the costs and expenses associated therewith; the audit of the restated financial statements; the identification of one or more other issues that require restatement of one or more prior-period financial statements; the completion and audit of Willbros' 2004 financial statements; the communication by Willbros' management and independent auditors of the existence of material weaknesses in internal controls over financial reporting; availability of quality management; availability and terms of capital; changes in, or the failure to comply with, government regulations; ability to remain in compliance with, or obtain waivers under, the Company's loan agreements and indentures; the promulgation, application and interpretation of environmental laws and regulations; future E&P capital expenditures; oil, gas, gas liquids and power prices and demand; the amount and location of planned pipelines; the effective tax rate of the different countries where the work is being conducted; development trends of the oil, gas and power industries; changes in the political and economic environment of the countries in which the Company has operations; as well as other risk factors described from time to time in the Company's documents and reports filed with the SEC.

The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

A more comprehensive listing of risk factors, which could cause results to vary from our forward-looking statements, is included in documents filed by the Company with the SEC.

Now I will turn the conference over to Mr. Mike Curran, Chairman and Chief Executive Officer of Willbros.

MIKE CURRAN - WILLBROS GROUP - CHAIRMAN, PRESIDENT & CEO

Good morning, everyone, and thank you for joining us. It has been a little more than three months since our last conference call, and I wanted to update you on our progress on several fronts. We also wanted to give you an opportunity to ask questions that may be on your mind.

As we reported in May, the Audit Committee Task Force has made its report to management, and we continue to work diligently to complete and file the Company's financial reports. We continue also to work very closely with our external auditors to address all their questions. This is a very demanding, time-consuming and costly exercise that has taken longer than we ever anticipated.

Concurrently we have been moving forward with our reorganization of the International and Nigeria management teams, and we are continuing to bid on and be awarded new projects. Since our last call on May 17th, we have implemented additional management and process changes and will update you today on the actions we have taken on that front.

With the new management of our International group in place we have now also extensively reviewed our existing international contracts in order to validate our anticipated contract margins. This review has resulted in a reduction of our contract margins on some of our international projects. We also have some information to share with you on the status of our convertible notes and the Company's financial position.

Following Warren's update, I will discuss the outlook with respect to new work opportunities and our view of the prospective market for our services. Now I'd like to turn the call over to Warren.

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                                                                FINAL TRANSCRIPT

AUG. 29. 2005 / 9:00AM, WG - WILLBROS GROUP, INC. UPDATE CONFERENCE CALL

WARREN WILLIAMS - WILLBROS GROUP - CFO

Thanks Mike. As Mike mentioned, management was informed of the findings by the Audit Committee Task Force in May. Since then we have advanced the review and analysis of the supporting documentation associated with the task force findings. The Company is working towards an anticipated September issuance of its financial statements for 2004 and for the First and Second Quarters of 2005. The filing of the Company's financial statement is the highest priority of all of us, and we are working with our auditors to file our statements as soon as possible. While management believes we are building momentum towards a September filing, this process is not entirely within management's control since our auditors must complete their work in order for us to reach that date. The financial update I'm going to provide is subject to change pending management's and our independent auditor's final review and analysis.

For the first six months of this year, the Company generated revenue of approximately $300 million. About $110 million was in North America and approximately $110 million [sic, correct value $190 million] in West Africa, the Middle East and South America.

Contract margins associated with this work were approximately 15.4%. These margins are lower than our original expectations due to the disruptions attributable to the investigation, the reorganization of the International management team, and the recent reassessment of existing contracts taken by the new International management team.

Our G&A expenses through the first six months of 2005 have been approximately 12% of our current revenue levels. Approximately $6.5 million of this amount has been third-party direct costs associated with the investigation. The indirect costs associated with the investigation are not easily quantifiable. However, management believes they are significant if one considers the time and energy project personnel in the various work countries have devoted to this investigative process.

Taxes -- because the tax regime in Nigeria distorts the effective tax rate for our business, we felt it important to pass on to you our estimated income taxes in Nigeria for the first six months of the year. We currently estimate our income tax in Nigeria for this period to be approximately $8.5 million.

With regards to our notes convertible, in June Whitebox Advisers purported to place the Company on notice of an event of default with respect to our notes convertible -- our convertible notes. Whitebox has now agreed to withdraw its notice subject to bondholder approval of an amendment to the indenture. This approval requires a majority vote through a consent solicitation.

We filed an 8-K describing our agreement with Whitebox on August 23, 2005. Among other things the indenture amendment provides that, one, note holders waive any purported noncompliance which may have resulted from the Company's inability to timely file its periodic reports with the SEC. The waiver period is nine months from the date the amendment is approved. Two, the Company will extend the initial date on which it could redeem all or any portion of the notes for two years through March 15, 2013. Three, in the event of a fundamental change involving a sale of the Company in which at least 10 percent of sales proceeds were paid in cash, the Company will pay a make-whole payment to the note holders. The make-whole payment would consist of no more than the present value of two years of scheduled interest payments on the notes. Make-whole payments are a type of event risk protection that has become common in the marketplace since we issued our convertible notes. There's no current cash cost outside of solicitation cost that will be incurred by the Company as a result of this agreement. And finally, while the consent solicitation is pending, Whitebox has agreed not to take any further action with respect to its purported notice of default.

Backlog at the end of June was approximately $720 million, down slightly from the $750 million at March 31st that we reported in May. The approximately $260 million in recently announced new work awards which carry an overall embedded margin of approximately 20% are not included in our June 30th backlog number. Consequently, we expect

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                                                                FINAL TRANSCRIPT

AUG. 29. 2005 / 9:00AM, WG - WILLBROS GROUP, INC. UPDATE CONFERENCE CALL

to see an increase in backlog at the end of the third quarter. Embedded margin in our engineering and construction projects in backlog at the end of June was approximately 17%.

The Company's cash position at June 30, 2005 was approximately $54 million and is now at that same level. Currently we believe that our cash position is adequate to manage the business going forward.

Now I will turn the call back over to Mike.

MIKE CURRAN - WILLBROS GROUP - CHAIRMAN, PRESIDENT & CEO

Thanks Warren. When we talked last on May 17th, I addressed the quality of our new operations management team in Nigeria and the expectation that their experience and professional credentials would provide the focus and improvement that we needed to execute our backlog and generate profits. We have completed the reorganization of our operations in Nigeria this month. This new International management team has thoroughly examined the projects and the work in backlog. While we have lowered our margin expectations on some work under contract we're taking steps that we believe will reduce costs, improve production and potentially help us recoup some of the margin reduction. In recent weeks we have seen greater productivity in pipe lay rates and other measures of job progress which point to improved execution. The newly announced international work was bid by this current management group and margins on this new work exceed current margin levels and should contribute to returning the Company to profitability in the future.

New contract awards in North America which were communicated in the press release on August 25th are significant in their own right, but also are important because they are evidence of work assignments in a market that has been weak since 2002.

From a risk management perspective we believe that a better balance of work between North America and our International operations is important. We are pleased that our objective to build the backlog in North America is producing tangible results.

And now I want to speak briefly about the quantity and quality of our prospects for work. A concern we all had when the details of the investigation were known was that our work opportunities might be diminished. We can now see that our clients continue to offer us opportunities to qualify and bid for work, and our prospect list stands at approximately $7.8 billion worldwide.

To add some detail, since our last conference call in May we have been asked to bid by both existing and new clients, including people like Shell, Exxon Mobil, ChevronTexaco, AGIP, PDO, and Saudi Aramco on more than $1.5 billion in new work. From the recent announcement, you can see that we have also had awards in excess of $260 million, some of it from these same customers. In addition to these projects, we understand we're currently in the running for a number of other jobs. However, we're not yet ready to categorize them as "highly confident."

Additionally, our industry contacts are indicating a very tight supply of line pipe in North America in 2006, as well as plans for one, possibly two, new pipe mills to be built in the US to meet the anticipated demand for large diameter pipe on this continent. This provides us with some additional data to support our belief that the North American market is on the rebound.

Before we take your questions, I want to remind you that our financials are not complete, and therefore we just cannot discuss them beyond the information we have provided you today. We are, however, available to answer questions with respect to new work awards, our banking relationship, general business and markets. I know you have questions, so we will take them now.

QUESTION AND ANSWER

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AUG. 29. 2005 / 9:00AM, WG - WILLBROS GROUP, INC. UPDATE CONFERENCE CALL

OPERATOR

(Operator Instructions) Neal Dingman.

NEAL DINGMAN - MS HOWELLS - ANALYST

MS Howells. Appreciate the update. Just two quick questions. You mentioned, Warren, the higher G&A rate that's going on now attributable to the investigation. My question is sort of centered around that, as far as how long you can potentially see these higher costs. Is this something that you can continue to see for this year well into '06? And then wondering when you think you would have an idea as some of those whether you wanted to term those below line or above line items. Any sort of penalties when those could start arising? Thanks.

WARREN WILLIAMS - WILLBROS GROUP - CFO

Let me take the last question first with regards to the penalties. At this point in time we have no idea. I mean, we had some contact with the Department of Justice and the SEC, but we have no indication of where -- they are very early in that process, so we have no idea when those might arise, if any are assessed to us.

With regard to the G&A costs, the additional costs, we anticipate seeing those through the balance of this year. And how -- and what levels we have in 2006 are going to be dependent upon the ongoing investigation and the amount of support that is required. And again, we're now focused -- our internal investigation is over with. We're now supporting the investigation by the SEC and the Department of Justice.

OPERATOR

Michael Christodolou.

MICHAEL CHRISTODOLOU ANALYST

Inwood Capital. I just wanted to get a little more understanding of the embedded margin. It looks like on the 720 of backlog that you have, you are tweaking that down a bit to 17%, but the new wins are back at the historical 20% level. Can you give us a little more detail as to (inaudible) further reductions may have been and what geography and what types of projects?

WARREN WILLIAMS - WILLBROS GROUP - CFO

Again, the reduction to 17%, a fair amount of it came as a result of the reductions on the work -- of our current work, the projects that we have in place as the new management team is coming in and reassessed the costs associated with completing that work on a going forward basis. So that has an impact on the business. And the balance, the embedded margin in backlog.

With regard to the new work, as Mike said, the new work was bid by the current management team, and we believe that work will (indiscernible) see higher margins on it.

MICHAEL CHRISTODOLOU ANALYST

Are there any reductions in North American or South American backlog as opposed to Nigerian backlog?

WARREN WILLIAMS - WILLBROS GROUP - CFO

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AUG. 29. 2005 / 9:00AM, WG - WILLBROS GROUP, INC. UPDATE CONFERENCE CALL

None of any substance. There were maybe a few projects that had minor reductions, but that's pretty common. Most of the reduction in backlog that impacted the embedded margin in our backlog came in Nigeria.

MICHAEL CHRISTODOLOU ANALYST

So on a blended basis maybe the number is going to end up being 900 million plus of backlog September 30th. What should that -- that margin will be upper teens maybe -- 18.5, 19?

WARREN WILLIAMS - WILLBROS GROUP - CFO

I'm not sure I would push it all the way up to 19, but it should be up from where we are. It's hard to say at this point because you don't know what's going to be added here in the balance of this month. If we have a large project that would come in North America, that could pull the margin back down just because North American margins are lower than they are in the International segment. So it's hard to say what it's going to be at the end of September, but if it would follow this trend, yes, it would be up.

OPERATOR

(Operator Instructions). Stuart Goldberg.

STUART GOLDBERG - PSD CAPITAL - ANALYST

PSD Capital. Warren, a couple of questions. I missed when you were talking about revenues around 300 million, 110 from North America, 110 from West Africa --

WARREN WILLIAMS - WILLBROS GROUP - CFO

I'm misstated. It is 190 million from the International segment.

STUART GOLDBERG - PSD CAPITAL - ANALYST

Okay, there you go. And that's the 15.4 contract margins on the 190?

WARREN WILLIAMS - WILLBROS GROUP - CFO

Right.

STUART GOLDBERG - PSD CAPITAL - ANALYST

And the 100 -- okay, that's --

WARREN WILLIAMS - WILLBROS GROUP - CFO

It was an overall contract margin. Blended International and North America was 15.4.

STUART GOLDBERG - PSD CAPITAL - ANALYST

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AUG. 29. 2005 / 9:00AM, WG - WILLBROS GROUP, INC. UPDATE CONFERENCE CALL

Overall?

WARREN WILLIAMS - WILLBROS GROUP - CFO

Yes, sir.

STUART GOLDBERG - PSD CAPITAL - ANALYST

Thanks for clarifying that. And then taxes, you said six months in Nigeria, 8.5 million. What will be the total tax bill for the six months?

WARREN WILLIAMS - WILLBROS GROUP - CFO

I'm going to defer on that because I'm still working through the final numbers, but Nigeria will be the most significant component of the tax amount at the end of the first six months.

STUART GOLDBERG - PSD CAPITAL - ANALYST

And then Mike, when you talked about a 7.8 billion worldwide prospect list, you said you had been asked to bid by existing new clients on roughly 1.5 billion new work, and then you made a comment in the running for other jobs, but you're at this point not highly confident. Can I infer from that that you are highly confident on the 1.5 billion?

MIKE CURRAN - WILLBROS GROUP - CHAIRMAN, PRESIDENT & CEO

No. Let me back up a minute. We've bid about $1.5 billion worth of work since that last conference call. We've come up with $260 million worth of work, and we have some other things out of that that we feel pretty good about. We know we're going to be called in. Whether we end up with it or not, I cannot tell you. And I know this sounds a little bit funny, but let me give you an example.

In the last month we've turned down $100 million worth of new work. In other words, we went in, we sat down with the clients, we went through contract negotiations, they were talking with someone else; one job was in West Africa, one job was in the Middle East, and they said you know this is your job at $45 million in one instance. And we said you know, we're really not interested in it at $45 million. And they said well somebody else is willing to take it at that. And we said well, we just feel it's worth a little more money. And the same thing in West Africa.

So we can get into a situation where we have an opportunity for job, but either because the contract or the client wants to trade a little on the price or would like you to match the low guy's price or contract terms, we will step back. And so that's why I don't feel that strongly right now about some of these projects. We could well end up with them, but to sit here and tell you today we really know about another $200 million worth of work that we're going to get, I don't feel good on it.

Now, when we had this conference call in May, we pretty well had things hemmed up on a lot of this work. We were down to dotting the i's and crossing the t's and doing that type of thing, or in many instances the client has to go back to their partners to allow us to come up with a press release, so we had them signed up. So we just -- we can see some other things in the works that we're going to end up with, but we're just not willing to step out and say is it's this amount or that amount.

Now, with respect to the 7.5 billion or 7.8 billion, what we do there is we go through the prospects around the world by region -- by West Africa, North Africa, the Middle East, Southeast Asia, Latin America and North America -- and we look at projects that kind of fit our matrix. We're not talking about something offshore working 3000 feet of water.

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AUG. 29. 2005 / 9:00AM, WG - WILLBROS GROUP, INC. UPDATE CONFERENCE CALL

That's not our kind of business. We're not talking about work on Sakhalin Island or in China; that's not our kind of business. But work that fits us, that we know that our clients are going to come to us either on a pre-qualification or a bid and ask us to bid. And so we use this as kind of a barometer on what we see in work out in front of us for the next 12-24 months. And we see this barometer increasing pretty well and with a finite number of competitors. So we see the market picking up. And at the same time we would like to believe that as we go down this road we're going to have some pricing power with respect not just price but risk we absorb as well.

STUART GOLDBERG - PSD CAPITAL - ANALYST

And then Mike, just following up on that, in the last question you talked about tight supply of line pipe in the US in '06 -- two words I really like to hear -- tight supply. Can you just give us -- expand upon that a bit?

MIKE CURRAN - WILLBROS GROUP - CHAIRMAN, PRESIDENT & CEO

Well it's, you know, sometimes these things get to be a little bit of a self-fulfilling prophecy. When people see that price is getting tight, then they will start making commitments earlier on and you've had some capacity taken out of the US market with a big mill in Napa shut down this past year. So there is less capacity in the United States than there was a few years ago. There's still is pipe being brought in from overseas. The last big EPC project we did earlier this year in The States, that pipe came from Italy. So it is a worldwide supply, but we do see it tightening up because we see a substantial number of projects and the capacity to produce that pipe is not going to be here in the US.

OPERATOR

Raj Venkataraman.

RAJ VENKATARAMAN - COLDEN CAPITAL - ANALYST

This is Raj from Colden Capital. I just had a quick question with Katrina and the damage in the Gulf. Do you think there's opportunity for future work there? And if so, I'm just wondering is that the type of work you would like to do?

MIKE CURRAN - WILLBROS GROUP - CHAIRMAN, PRESIDENT & CEO

We have various opportunities for work. That's not really our market right now. We're working onshore in the Gulf. We have a substantial project in Louisiana right now, as well as other places in the Southeast. You can see on the land side of the business some big problems with -- or possible problems with river crossings or erosion or that sort of thing where we would do work. But as far as in the Gulf, no. We work offshore in Venezuela and we do in West Africa, but the Gulf Coast market has been extremely competitive. We haven't really seen anybody make any money there in the type of work we do in the last few years. So on the US side of the Gulf we have chosen not to participate, and I think there's plenty of capacity there to fix anything that needs to be fixed.

RAJ VENKATARAMAN - COLDEN CAPITAL - ANALYST

The second question relates to the embedded margins that got brought down. Could you just provide me some amount of detail in terms of what did you find out and why did you bring the margins down? They seem manageable. I'm just curious what happened.

MIKE CURRAN - WILLBROS GROUP - CHAIRMAN, PRESIDENT & CEO

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AUG. 29. 2005 / 9:00AM, WG - WILLBROS GROUP, INC. UPDATE CONFERENCE CALL

Well, part of what you're doing when you change things up in a project and you put a new management team in, they are going to be probably more conservative than the last guy. And I think you would probably be the same way if you took over a stock portfolio. I think that's human nature with respect to the contingencies people put in and that sort of thing.

But the other thing that we found kind of looking at it more specifically is we have had a couple of things that we are experiencing. Number one, to attract the kind of people that we want, the world is changing out there today. We have in this Company historically been on a 90-14 rotation policy -- you work 90 days, you are off 14 days. Our clients are on 28-28. So you can see there's a big spread. And we've changed it to 60-30. That has increased our costs for direct labor, airline tickets for rotation, that sort of thing.

We're seeing, like everyone else, a significant increase in fuel costs around the world. And we're seeing an increase in steel prices. Some of the jobs we have going right now were bid in late '03, early '04. If you recall, last year we had a lot of things delayed, and so we're seeing some increases there.

Some of these things we believe we can get back; some of them we can't. But I would say it's probably been more in the area of labor, and what we're doing to offset that is try and use fewer Americans, fewer what we call ex-pats, and more third-country nationals and more local people that can do these jobs.

OPERATOR

Marty Malloy.

MARTY MALLOY - HIBERNIA SOUTHCOAST - ANALYST

Hibernia Southcoast. The first question I had was could you comment a little bit more on the opportunities you see in North America? You had, it looked like, a number of awards for the oilsands up in Canada. Were there more awards there? Also, are you seeing potential bidding opportunities on larger interstate pipelines and also LNG import facility related pipelines?

MIKE CURRAN - WILLBROS GROUP - CHAIRMAN, PRESIDENT & CEO

We are -- let me kind of start with the LNG facilities. We are -- we're seeing some opportunities related to the LNG facilities. We just finished a project for Trunkline earlier this year that was directly related to that. We're looking at some other projects as well.

Those big kind of header systems that will come out of the LNG facilities will probably not be built until 2007-2008. Some of them will probably be awarded next year, especially those that are done on an EPC basis where the engineering and material work has to begin to be done. But we don't see the real impact of the LNG work until these systems are put in place, because they are not necessarily going to go where it makes the most sense from a US pipeline grid, but rather where there's the least environmental resistance. So once they are in service and once they are starting to ramp up, then I think you'll see substantial additional work.

But we are seeing opportunities on work in a lot of other areas. There's significant gas in Western Wyoming and Western Colorado that the focus is to get to the East Coast. You've seen some large lines announced there. Those lines will be a year or so away, but we're doing a lot of station work to kind of beef up the capacity on the existing lines right now.

We're also seeing a substantial amount of work in the near term in the Southern United States with some of the new or newer master limited partnerships that are building pipeline systems in the South. And so that's one of the areas that we see being very active in the next year or so.

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AUG. 29. 2005 / 9:00AM, WG - WILLBROS GROUP, INC. UPDATE CONFERENCE CALL

Also, we see an increasing amount of work on rehabilitation and re-qualification of existing pipeline systems as their volumes ramp up in the grid.

And, in the oilsands, we continue to see that grow. We've not only focused on the more traditional work we've done up there, but also in expanding into work with new clients. Some of the work we announced recently was for Canadian Natural Resources. So we work for Syncrude, Suncor, Albian Sands, Canadian Natural Resources, most of the producers up there. And the focus now in addition to this is to expand our operations into the fabrication of these module facilities and install them in the field. So we see our market continuing to grow up there because it is probably the most vibrant market in our industry in North America.

MARTY MALLOY - HIBERNIA SOUTHCOAST - ANALYST

When will your capacity expansion be complete up there?

WARREN WILLIAMS - WILLBROS GROUP - CFO

The fabrication facility?

MARTY MALLOY - HIBERNIA SOUTHCOAST - ANALYST

Yes.

MIKE CURRAN - WILLBROS GROUP - CHAIRMAN, PRESIDENT & CEO

I'd say probably in the next six weeks. And we are currently bidding work. We have some proposals in to put that in service.

MARTY MALLOY - HIBERNIA SOUTHCOAST - ANALYST

My last question. Can you give us an idea of the magnitude of the differential between contract margins in North America and what you've seen internationally?

MIKE CURRAN - WILLBROS GROUP - CHAIRMAN, PRESIDENT & CEO

I'll let Warren speak to this. I'm not trying to dodge you here, but it really varies because as we have discussed in the past, we do more engineering in the US than we do internationally, and that has less of a margin. When we have EPC work with a significant material component that will pull it down as well. But generally what would you say, Warren?

WARREN WILLIAMS - WILLBROS GROUP - CFO

I mean, your margins in North America are going to be in the mid- to low-teens, and in international you are going to work to try to get it in the mid-20s.

OPERATOR

(Operator Instructions). Lee Curry (ph).

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                                                                FINAL TRANSCRIPT

AUG. 29. 2005 / 9:00AM, WG - WILLBROS GROUP, INC. UPDATE CONFERENCE CALL

LEE CURRY - GUERRILLA CAPITAL - ANALYST

Lee Curry, Guerrilla Capital. I'd like to have you comment, please gentlemen, on how long your current lead banking relationship has been in existence and what you learned about your bank and your bankers and how they understand your business in your recent negotiations with them.

MIKE CURRAN - WILLBROS GROUP - CHAIRMAN, PRESIDENT & CEO

Warren, do you want to --?

WARREN WILLIAMS - WILLBROS GROUP - CFO

Credit Lyonnais leads the syndicate and Credit Lyonnais has been with us from the late '90s. They have -- they were here as part of the syndication when I joined in July of 2000. They were not the agent bank at that -- the lead bank at that point in time. They have been very supportive throughout this entire process, as have been all of our banks within the bank group. So we have been extremely happy with the relationship that we've had with our banking syndicate.

They do understand our business. They have worked with us as we've walked through the issues associated with Whitebox and are in negotiations with them. They understood our position. They supported our position in that regard. So they just have been very supportive. We've had individual members of the banking syndicate, at the time when we did not have the waiver and you remember there was probably about a month and a half period of time when we did not have access to our credit facility where one of the member banks in the facility stepped up and provided us with letters of credit so that we could continue our bidding process outside of the credit facility. They did that on their own.

So I would say our relationship with them and their knowledge of our business is outstanding at this point in time.

OPERATOR

Michael Christodolou.

MICHAEL CHRISTODOLOU ANALYST

My question is on the defense energy support center refueling contract that you had, and I guess it's your third or fourth of those. And I'm just trying to maybe get some clarification. You have cited that the Justice Department investigation could result in the loss of US government projects, and yet this seems to be kind of counter to that. And I'm wondering if that concern is effectively eliminated or less of a concern in your mind given this contract win.

MIKE CURRAN - WILLBROS GROUP - CHAIRMAN, PRESIDENT & CEO

I think it would be very presumptuous to say that anything would be less of a concern. This is something we've been working on for a number of months, as well as some similar type of projects. And we just -- I don't know that we are at the point in the investigation with the regulatory agencies that they've really made any decisions what they may or may not do, but we continue to bid and obtain work for the other government agencies we work for.

MICHAEL CHRISTODOLOU ANALYST

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                                                                FINAL TRANSCRIPT

AUG. 29. 2005 / 9:00AM, WG - WILLBROS GROUP, INC. UPDATE CONFERENCE CALL

And just a follow-up question for Warren. Warren, can you just give us a little update -- in the May release you talked about building out some of the accounting infrastructure. And can you also maybe give us a little color as to where KPMG is? I presume they've just kind of been hand-in-hand with you through this whole process.

WARREN WILLIAMS - WILLBROS GROUP - CFO

They are. And they are being supportive in this process also. In moving through it's just a lot of information that we have to work through together.

With regards to building out the accounting infrastructure, we are making progress there. We are in the process of getting the new software system up and going in Nigeria so that we have greater visibility into the operational and accounting data through the corporate office here. So everything in that area is moving along. Obviously we would like to see it moving a little bit faster, but there are a lot of things that are involved in that type of work that are slowing us down.

OPERATOR

Mr. Curran, at this time there are no further questions. Please continue.

MIKE CURRAN - WILLBROS GROUP - CHAIRMAN, PRESIDENT & CEO

I really want to thank you for your interest today. And we want to confirm -- I know sometimes you've got to be wondering about us, but we want to confirm that despite the distractions of the investigative process, we have been actively involved in running the business these past months. We have focused on assembling a highly effective and high quality management team in Nigeria, improving our management processes in that region, assessing anticipated returns on existing contracts and building backlog of a quality nature for the future.

The market fundamentals both internationally and in North America support the case for increased demand for our services going forward and we are adjusting our Company and our operations to really participate in this. We look forward to talking to you further when we file our financials. And at that time I think we can provide you a lot more detail. Once again, I want to thank you very much and have a good morning.

OPERATOR

Ladies and gentlemen, this concludes the Willbros Group status update conference call. If you would like to listen to a replay of today's teleconference, you may do so by dialing 303-590-3000 and enter access code 11038007. Once again, if you would like to listen to a replay of today's conference call you may do so by dialing 303-590-3000 and enter access code 11038007. You may now disconnect and thank you for participating.

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                                                                FINAL TRANSCRIPT

AUG. 29. 2005 / 9:00AM, WG - WILLBROS GROUP, INC. UPDATE CONFERENCE CALL

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